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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               NETRIX CORPORATION,

                             AETHERWORKS CORPORATION

                                       AND

                              NX1 ACQUISITION CORP.












                          Dated as of December 31, 1999


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                               INDEX OF SCHEDULES

COMPANY SCHEDULE         DESCRIPTION

2.1                      State Qualifications
2.2(a)                   Stockholder List
2.2(b)                   Option and Warrant List
2.4                      Governmental and Third Party Consents
2.5                      Company Financials
2.6                      Undisclosed Liabilities
2.7                      No Changes
2.8                      Tax Returns and Audits
2.9                      Restrictions on Business Activities
2.10(a)                  Leased Property
2.10(b)                  Liens on Property
2.10(c)                  Equipment
2.11                     Intellectual Property
2.11(k)                  Infringement
2.12(a)                  Agreements, Contracts and Commitments
2.12(b)                  Breaches
2.13                     Interested Party Transactions
2.14                     Governmental Authorizations
2.15                     Litigation
2.19                     Expenses of Transaction
2.20(b)                  Employee Benefit Plans and Employees
2.20(d)                  Employee Plan Compliance
2.20(g)                  Post Employment Options
2.20(h)(i)               Effect of Transaction
2.20(j)                  Labor Disputes
2.22                     Warranties/Indemnities
2.24                     Insurance
2.24(e)                  Self-Insurance
2.25                     Bank Accounts
4.3(b)                   Debt for which Company Stockholders Responsible
5.8                      Distribution Upon Satisfaction of Digi Obligation





                                      -i-

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                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of December 31, 1999 by and among Netrix Corporation, a Delaware corporation ("PARENT"), Nxl Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB") and AetherWorks Corporation, a Minnesota corporation (the "COMPANY").

                                    RECITALS

        A. The Boards of Directors of each of Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire Company through the statutory merger of Company with and into Merger Sub (the "MERGER") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger all of the issued and outstanding shares of common stock of Company excluding the Series B Common Stock (as defined below) (the "COMPANY SERIES A COMMON STOCK") shall be converted into the right to receive that number of shares of common stock (the "SERIES A MERGER CONSIDERATION") of Parent (the "PARENT COMMON STOCK") set forth on Schedule 5.8.

        C. Pursuant to the Merger all of the issued and outstanding shares of Series B common stock of Company (the "COMPANY SERIES B COMMON STOCK" and together with Company Series A Common Stock, the "COMPANY COMMON STOCK") shall be converted into the right to receive that number of shares of Parent Common Stock (the "SERIES B MERGER CONSIDERATION" and together with the Series A Merger Consideration, the "MERGER CONSIDERATION") set forth on Schedule 5.8.

        D. Pursuant to the Merger all of the issued and outstanding options to acquire Company Common Stock ("COMPANY OPTIONS") shall be converted into the right to receive that number of options to acquire shares of Parent Common Stock set forth on Schedule 5.8.

        E. Pursuant to the Merger all of the issued and outstanding warrants to acquire Company Common Stock (the "COMPANY WARRANTS") shall be converted into the right to receive that number of warrants to acquire shares of Parent Common Stock set forth on Schedule 5.8.

        F. Parent is entering into a Registration Rights Agreement pursuant to which Parent shall file a registration statement providing for the sale of Parent Common Stock received pursuant to the Merger and the transactions hereunder.

        G. Fifteen percent (15%) of the aggregate of 3,490,000 shares of Parent Common Stock less that number of shares of Parent Common Stock, if any, utilized to satisfy the Digi Obligation (as defined in Section 5.2(viii)) (not to exceed 900,000 shares of Parent Common Stock) otherwise payable by Parent in connection with the Merger shall be placed into escrow, the release of which amount shall be contingent upon certain events and conditions set forth in
Section 4.2.

        H.      Company,  Parent  and  Merger  Sub  desire  to   make    certain
representations and warranties and other agreements in connection with the Merger.

        I. Certain key employees of Company, as of the date hereof, are each entering into an Employment Agreement with Parent (collectively, the "EMPLOYMENT AGREEMENTS").


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        J.      The parties  intend,  that the transactions contemplated by this
Agreement will qualify as a "Reorganization" within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "CODE").

      NOW,   THEREFORE,   in  consideration  of  the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

        1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE Law") and the Minnesota Business Corporation Act ("MINNESOTA LAW"), Company shall be merged with and into Merger Sub, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. (Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION").

        1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, commencing at 9:00 a.m. on the third business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Merger (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "CLOSING DATE").

        1.3 ACTIONS AT THE CLOSING. At the Closing, Company will deliver to Parent the various certificates, instruments and documents referred to in
Section 6.1 and Parent will deliver to Company the various certificates, instruments and documents referred to in Section 6.2 below. In addition, at the Closing the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretaries of State of the States of Delaware and Minnesota, respectively (the "CERTIFICATES OF MERGER"), in accordance with the relevant provisions of Delaware and Minnesota Law, respectively (the time of acceptance by the Secretaries of State of Delaware and Minnesota of such filings being referred to herein as the "EFFECTIVE TIME"). Also at the Closing, Parent will perform its obligations under Section 1.9.

        1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Minnesota Law, respectively. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.5   CERTIFICATE OF INCORPORATION; BY-LAWS.

              (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

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              (b) The By-laws of Merger Sub, as in effect  immediately  prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended.

        1.6   DIRECTORS AND OFFICERS.   The   director(s)   of   Merger   Sub
immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the By-laws of the Surviving Corporation.

        1.7   EFFECT ON CAPITAL STOCK.

              (a)   CERTAIN DEFINITIONS.

                    (i) "OUTSTANDING SERIES A COMMON" shall mean, immediately prior to the Effective Time, all issued and outstanding shares of Company Common Stock excluding "Outstanding Series B Common" as defined below.

                    (ii) "OUTSTANDING SERIES B COMMON" shall mean, immediately prior to the Effective Time, all issued and outstanding shares of Company Series B Common Stock.

                    (iii) "OUTSTANDING  COMMON"  shall   mean   the  Outstanding
                    Series A Common and Outstanding Series B Common, together.

                    (iv) "PROPORTIONATE ESCROW INTEREST" applicable to each Company Stockholder, shall mean the quotient obtained by dividing (x) the total number of shares of Parent Common Stock into which Company Common Stock held of record by such Company Stockholder will be converted at the Effective Time by (y) the total number of shares of Parent Common Stock into which Company Common Stock held of record by all Company Stockholders will be converted at the Effective Time.

                    (v)  "NASDAQ" shall mean the Nasdaq National Market.

              (b) CONSIDERATION FOR COMPANY SERIES A COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of Company Common Stock (the "COMPANY STOCKHOLDERS"), each share of Company Series A Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Series A Common Stock owned by Parent, Merger Sub or held in the treasury of Company and other than Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share in the manner provided in
Section 1.9, a number of shares of Parent Common Stock equal to the Series A Merger Consideration in accordance with Schedule 5.8. Such conversion shall be made in accordance with the terms and subject to the conditions set forth below and throughout this Agreement, including, without limitation, the escrow provisions set forth in Article IV hereof.

              (c) CONSIDERATION FOR COMPANY SERIES B COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the Company Stockholders, each share of Company Series B Common Stock issued and outstanding immediately prior to the Effective

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Time  (other than any shares of Company  Series B Common  Stock owned by Parent,
Merger Sub or held in the treasury of Company and other than Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share in the manner provided in Section 1.9, a number of shares of Parent Common Stock equal to the Series B Merger Consideration in accordance with Schedule 5.8. Such conversion shall be made in accordance with the terms and subject to the conditions set forth below and throughout this Agreement, including, without limitation, the escrow provisions set forth in Article IV hereof.

              (d) EFFECT ON COMPANY OPTIONS. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the Company Stockholders, Parent will assume the Company's 1997 Stock Option Plan and each Company Option outstanding immediately prior to the Effective Time will be converted into options to acquire that number of shares of Parent Common Stock as set forth on Schedule 5.8 at the exercise price per share of Parent Common Stock calculated as set forth on Schedule 5.8.

              (e) Promptly after the Effective Time, Parent will file with the Securities and Exchange Commission a Registration Statement on Form S-8 with respect to the options to acquire Parent Company Stock contemplated hereby.

              (f) EFFECT ON COMPANY WARRANTS. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the Company Stockholders, each Company Warrant outstanding immediately prior to the Effective Time will be converted into warrants to acquire that number of shares of Parent Common Stock as set forth on Schedule 5.8 at the exercise price per share of Parent Common Stock calculated as set forth on Schedule 5.8.

              (g) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger and shall remain outstanding. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

              (h) STOCKHOLDER ESCROW. Promptly after the Effective Time, from the Merger Consideration otherwise payable pursuant to Section 1.7(b), Parent shall deposit fifteen percent (15%) of the aggregate of 3,490,000 shares of Parent Common Stock less that number of shares of Parent Common Stock, if any, utilized to satisfy the Digi Obligation (not to exceed 900,000 shares of Parent Common Stock) (as adjusted pursuant to Section 1.14, the "ESCROW Amount") into an escrow account pursuant to Section 1.9 and Article IV.

        1.8 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of Minnesota Law and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Parent Common Stock into which shares of Company Common Stock are converted pursuant to
Section 1.7 hereof, but the holder thereof shall be entitled only to such rights as are granted by Minnesota Law. Parent shall cause the Surviving Corporation to make all payments to holders of Dissenting Shares with respect to such demands in accordance with Minnesota Law. Company shall give Parent (i) prompt written

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notice of any  notice of intent to demand  fair  value for any shares of Company
Common Stock, withdrawals of such notices, and any other instruments served pursuant to Minnesota Law and received by Company, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under Minnesota Law. Company shall not, except with the prior written consent of Parent or as otherwise required by law, voluntarily make any payment with respect to any demands for fair value for shares of Company Common Stock or offer to settle or settle any such demands.

        1.9     SURRENDER OF CERTIFICATES; PAYMENT OF MERGER CONSIDERATION.

                (a) PARENT TO PROVIDE MERGER CONSIDERATION; ESCROW FUNDING. At the Closing, Parent shall make available for exchange in accordance with this
Article I, the Parent Common Stock deliverable pursuant to Section 1.7 in exchange for outstanding shares of Company Common Stock; provided that Parent shall deposit into the Escrow Fund (as defined in Section 4.2) pursuant to
Article IV the Escrow Amount as contemplated in Section 1.7(c). The portion of the amounts contributed on behalf of each holder of Company Common Stock into the Escrow Fund shall be equal to such holder's Proportionate Escrow Interest.

                (b) EXCHANGE PROCEDURES. Upon surrender to Parent or an agent appointed by it of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") duly endorsed in blank or accompanied by stock powers duly executed in blank, the holder of record of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to
Section 1.7 (subject to the escrow provisions of Section 1.9 and Article IV) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share (subject to Section 1.14 and subject to the escrow provisions of this Section 1.9 and Article IV).

                (c) TRANSFERS OF OWNERSHIP. If any payment or delivery is to be made to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                (d) PAYMENTS WITH RESPECT TO UNEXCHANGED SHARES. No interest on any Merger Consideration payable at or after the Effective Time shall be paid.

                (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of the Parent Common Stock as reported by Nasdaq for the five trading day period preceding the Closing Date. Similarly, no fraction of a share of Parent Common Stock will be issued with respect to a Company Warrant or Company Option by virtue of such Merger upon the exercise of a Company Warrant or Company Option, but in lieu thereof each holder of a Company Warrant or Company Option who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall, at the time of exercise of such Company Warrant or Company Option, receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of the Parent Common Stock as reported by Nasdaq on the trading date immediately preceding the date of exercise of such Company Warrant or Company Option.

        1.10 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of

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Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and the Merger Consideration due under Section 1.7 with respect to such Company Common Stock shall be delivered to the person entitled thereto (subject to the escrow provisions of Article IV).

        1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.7; PROVIDED, HOWEVER, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an agreement (in form and substance Satisfactory to it) to indemnify Parent against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.12 TAX AND ACCOUNTING TREATMENT. The Merger shall constitute a tax free reorganization under the Code, and will be treated as a purchase for financial accounting purposes.

        1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub or to vest Parent with a 100% ownership interest in the Surviving Corporation or to vest the Company Stockholders, the holders of Company Warrants and the holders of Company Options with the Parent Common Stock to which they are entitled hereunder and for other actions required under this Agreement, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

        1.14 PURCHASE PRICE ADJUSTMENT. The Merger Consideration will be subject to adjustment in the event the average closing sales price of the Parent Common Stock as reported by the Nasdaq Stock Market for the 15 consecutive trading day period ending on October 31, 2000 (the "AVERAGE PRICE") is not at least $22.50 per share (the "TARGET PRICE"). If the Average Price does not equal or exceed the Target Price, the Merger Consideration shall be increased to that number of shares of Parent Common Stock per share of Company Common Stock equal to the product of the Merger Consideration (as of the date hereof) multiplied by the fraction whose numerator is the Target Price and whose denominator is the Average Price; PROVIDED, HOWEVER, the adjusted total Merger Consideration will not be more than that number of shares of Parent Common Stock equal to 19.9% of the Parent Common Stock then outstanding. Such additional shares, if any, will be issued promptly after such date to the Company Stockholders, and the holders of Company Warrants and Company Options on the date of this Agreement who exercise such Company Options or Company Warrants prior to October 31, 2000, and the Escrow Amount will be deposited into the Escrow Account. To the extent any shares have been distributed to Parent with respect to the Escrow Account, the additional shares attributable to distributed shares will not be issued. In addition, an equivalent adjustment will be made to each then outstanding Company Option and Company Warrant to proportionately increase the number of shares of Parent Common Stock issuable upon exercise thereof, and to proportionately reduce the per share exercise price thereof. No adjustment, however, will be made to any Company Option or Company Warrant exercised or cancelled prior to October 31, 2000.

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        1.15    EXPENSES.  Whether or not the Merger is consummated  but subject to Section 5.9, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting  and all other  fees and  expenses  of third  parties  ("THIRD  PARTY
EXPENSES")   incurred  by  a  party  in  connection  with  the  negotiation  and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Company represents and warrants to Parent and Merger Sub as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by Company to Parent (the "Company Schedules" or "Disclosure Schedules") and dated as of the date hereof, as follows:

        2.1 ORGANIZATION OF COMPANY. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Company has the corporate power to own its properties and to carry on its business as now being conducted. Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction identified on
Schedule 2.1, and such jurisdictions are the only jurisdictions in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), prospects, financial condition or results of operations of Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). Company has delivered a true and correct copy of its Articles of Incorporation and By-laws, each as amended to date, to Parent.

        2.2     COMPANY CAPITAL STRUCTURE.

                (a) The authorized capital stock of Company consists of 10 million shares, all of which are designated as Common Stock, 299,700 of which are designated as Series B1 Common Stock and 140,789 of which are designated as Series B2 Common Stock. Company Common Stock is held by the persons and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company's Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of Company or any agreement to which Company is a party or by which it is bound.

                (b) As of December 31, 1999, Company has reserved 1,600,534 shares of Company Common Stock for issuance pursuant to Company Options and Company Warrants. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the number of shares of Company Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option. Schedule 2.2(b) also sets forth for each outstanding Company Warrant the name of the holder of such Company Warrant, the number of shares of Company Common Stock subject to such Company Warrant, the exercise price of such Company Warrant and the expiration date of such Company Warrant. Except for Company Options and Company Warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. As a result of the Merger and assuming that Parent owns all the shares of Merger Sub capital stock, immediately after

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the Merger,  Parent will be the record owner of all outstanding capital stock of
Company and rights to acquire capital stock of Company and no other person or entity will be a record or beneficial owner of any capital stock of Company or rights to acquire capital stock of Company.

                (c) All outstanding securities of Company have been issued in substantial compliance with applicable securities laws pursuant to exemptions from the registration requirements of the Securities Act of 1933 and applicable state securities laws. No holder of any outstanding security of Company has any rescission right with respect thereto under applicable securities laws.

        2.3 SUBSIDIARIES. Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in (other than stock or other interest in a public company not exceeding a 1% interest), or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

        2.4 AUTHORITY. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject to approval by the Company Stockholders. Company's Board of Directors has approved the Merger and this Agreement. Each of this Agreement and each other document executed by Company in connection with this Agreement and the Merger has been or at the time of execution will be duly executed and delivered by Company and constitutes or will constitute the valid and binding obligation of Company, subject to approval by the Company Stockholders, enforceable in accordance with its terms except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery by Company of this Agreement and each other document executed by Company in connection with this Agreement and the Merger does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or By-laws of Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument which is material to Company or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets, except in the case of this clause (iii) for such Conflicts as will not have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Certificates of Merger with the appropriate Secretaries of State and such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4 and except for those which, if not obtained, will not result in a Material Adverse Effect.

        2.5 COMPANY FINANCIAL STATEMENTS. Schedule 2.5 sets forth Company's audited balance sheet as of September 30, 1999 (the "CURRENT BALANCE SHEET") and the related audited statements of income and cash flow for the twelve-month period then ended (collectively, the "COMPANY FINANCIALS"). Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except in the case of the current Balance Sheet and related unaudited statements for normal year end adjustments or as otherwise noted in Company Financials). Company Financials fairly present in all material respects the financial condition and operating results of Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance in the aggregate.

        2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6 or set forth on the Company Financials, Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $15,000 individually or $30,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles).

        2.7 NO CHANGES. Except as set forth in Schedule 2.7, since September 30, 1999, there has not been, occurred or arisen any:

                (a) material transaction by Company except in the ordinary course of business as conducted on that date;

                (b) capital expenditure or commitment by Company, in excess of $15,000 individually or $25,000 in the aggregate;

                (c) destruction of damage to or loss of any material assets, business or customer of Company (whether or not covered by insurance);

                (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                (e)   change in accounting methods or practices (including   any
change in depreciation or amortization policies or rates) by Company;

                (f)   revaluation by Company of any of its assets;

                (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its capital stock;

                (h) increase in the salary or other compensation payable or to become payable by Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement other than normal course of business salary increases in connection with ongoing yearly reviews or promotions (none of which exceeds 10% of the previous year's salary);

                (i) acquisition, sale or transfer of any material asset of Company, except in the ordinary course of business as conducted on that date;

                (j)   amendment  or  termination  of   any   material  contract,
agreement or license to which Company is a party or by which it is bound;

                (k) loan by Company to any person or entity (other than (i) loans to all employees aggregating to no more than $5,000 and (ii) expense advances to employees, all of which are immaterial in any amount and are issued in the normal course of business), incurring by Company of any material indebtedness, guaranteeing by Company of any material indebtedness, issuance or sale of any debt securities of Company or guaranteeing of any debt securities of others;

                (l)   waiver  or   release  of  any  material  right or claim of
Company, including any write-off or other compromise of any account receivable of Company in excess of $10,000;

                (m) the commencement or notice or, to the knowledge of Company, threat of commencement of any lawsuit or proceeding against or investigation of Company or its affairs;

                (n) notice of any claim of ownership by a third party of Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by Company of any third party's Intellectual Property rights;

                (o) issuance or sale by Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                (p)   change in pricing or royalties set or charged by Company;

                (q) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on Company; or

                (r) agreement, oral or written, by Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than agreements with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.8     TAX AND OTHER RETURNS AND REPORTS.

                (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

                (b)    TAX RETURNS AND AUDITS.  Except  as set forth in Schedule
2.8:

                       (i) Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to Company or its operations and such Returns will be true and correct in all material respects and will have been completed in accordance with applicable law in all material respects.

                       (ii) Company as of the Effective Time: (A) will have paid or accrued all material Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld other than any Taxes to be paid by such employees as a result of the receipt of the Merger Consideration.

                       (iii) Company has not been adjudicated delinquent by any Tax Authority in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Company, nor has Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                       (iv) No audit or other examination of any Return of Company is presently in progress, nor has Company been notified of any request for such an audit or other examination.

                       (v) Company does not have any material liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Company has no knowledge of any basis for the assertion of any such liability attributable to Company, its assets or operations.

                       (vi) Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns filed for fiscal years 1996, 1997 and 1998.

                       (vii) There are (and as of immediately following the Closing there will be) no material liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of Company relating to or attributable to Taxes.

                       (viii) Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Company.

                       (ix) None of Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                       (x) As of the Effective Time, Company will not be a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company that could obligate Company to pay any amount that would not be deductible pursuant to Section 280G of the Code.

                       (xi)    Company has not filed any consent agreement under
                       Section 341(f) of the Code or agreed to have Section  341
                       (f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

                       (xii) Company is not a party to a tax sharing or allocation agreement nor does Company owe any amount under any such agreement.

                       (xiii) Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                       (xiv) Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Company's tax books and records in all material respects.

        2.9     RESTRICTIONS ON BUSINESS ACTIVITIES.  Except  as  set  forth  on
SCHEDULE 2.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Company is a party or otherwise binding upon Company which has or reasonably could be expected to have the effect of materially or prohibiting impairing any lawful business practice of Company, any acquisition of property (tangible or intangible) by Company or the conduct of business by Company as presently conducted.

        2.10 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                (a) Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past two years, leased by Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not with respect to Company, or to the knowledge of Company, any other party to such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) under such leases that would result in any material monetary damage to Company or materially interfere with the present use of the property subject to such lease.

                (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                (c) Except as described in Schedule 2.10(c), the equipment (the "Equipment") owned or leased by Company is, taken as a whole, (i) adequate for the conduct of the business of Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

        2.11 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

            "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company.

            "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

            "COMPANY  REGISTERED   INTELLECTUAL   PROPERTY"  means  all  of  the
Registered Intellectual Property owned by, or filed in the name of, Company.

            (a) Except as set forth in Schedule 2.11, no material Company Intellectual Property or Company Registered Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

            (b) All necessary registration, maintenance and renewal fees currently due in connection with Company Registered Intellectual Property have been paid and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property, except for such failures to pay and file as will not have a Material Adverse Effect.

            (c) Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale of any products or the provision of any services by Company, except for such failures of title as will not have a Material Adverse Effect.

            (d) Company owns exclusively, and has good title to, all copyrighted works that are Company products or which Company otherwise expressly purports to own, except for such failures of title as will not have a Material Adverse Effect.

            (e) To  the extent that any material  Intellectual Property has been developed or created by a third party for Company, Company has a written agreement with such third party with respect thereto and Company thereby either
(i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's

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

Intellectual Property in such Intellectual Property by operation of law or by valid assignment.

           (f) Except as set forth in Schedule 2.11(f), Company has not transferred ownership of or granted any exclusive distribution rights or exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party.

           (g) Company Schedules list all material contracts, licenses and agreements to which Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company.

           (h) All material contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of such contracts, licenses and agreements. Except as set forth in Schedule 2.4 or 2.11, following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay

            (i) The operation of the business of Company as such business currently is conducted, including Company's design, development, manufacture, marketing and sale of the products or services of Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party (provided that with respect to patent rights, such representation is limited to Company's knowledge), except for any infringement or misappropriation that will not have a Material Adverse Effect or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

            (j) Company has not received notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (k) Except as set forth in Schedule 2.11, to the knowledge of Company, no Person has or is infringing or misappropriating any Company Intellectual Property.

            (l) Company has taken reasonable steps to protect Company's rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company.

            (m) YEAR  2000.  To the knowledge  of  Company,  Company's  computer software, hardware, databases and/or embedded control systems (collectively, a "System") are and will continue to be Year 2000 Compliant. As used herein, "YEAR 2000 COMPLIANT" means that each System (i) is designed (or has been modified) to be used prior to, on and after January 1, 2000, (ii) operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities; and (iii) are not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Company has no reason to believe that the operation of Company's business as currently operated will result in the incurrence of material expenses arising from or relating to the failure of any of its Systems to be Year 2000 Compliant. To the knowledge of Company, all goods and services utilizing computer software and related systems that Company receives from third parties are Year 2000 Compliant.

        2.12    AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except  as  set forth on
Schedule 2.12(a), Company does not have, is not a party to nor is it bound by:

                (i)    any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                (iv)   any  employment  or consulting  agreement,  contract   or
                commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (vi)   any fidelity or surety bond or completion bond,

                (vii)  any  lease   of   personal   property   having   a  value
                individually in excess of $15,000,

                (viii) any agreement of indemnification or guaranty,

                (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Company to engage in any line of business or to compete with any person,

                (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $15,000,

                (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of Company's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                (xiii) any purchase order or contract for the purchase of raw materials involving $15,000 or more other than purchases in the ordinary course of business,

                (xiv)  any construction contracts,

                (xv)   any   distribution,   joint   marketing  or   development
                agreement, or

                (xvi) any other agreement, contract or commitment that involves $15,000 or more and is not cancelable without penalty within thirty (30) days.

        Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Schedule 2.12(b), Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound and which are required to be set forth in Schedule 2.12(a) (any such agreement, contract or commitment, a "CONTRACT") except for breaches, violations or defaults that will not have a Material Adverse Effect. Each agreement, contract or commitment set forth in any of Company Schedules is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which Company has knowledge by any party obligated to Company pursuant thereto.

        2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, to the knowledge of Company, no director, officer or stockholder of Company (nor to the knowledge of Company any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) a direct interest in any entity which finished or sold, or finishes or sells, services or products that Company finishes or sells, or proposes to finish or sell, or (ii) a direct interest in any entity that purchases from or sells or finishes to, Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a); PROVIDED, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
Section 2.13.

        2.14 GOVERNMENTAL AUTHORIZATION. Schedule 2.14 accurately lists each material consent, license, permit, grant or other authorization issued to Company by a governmental entity (i) pursuant to which Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"), which Company
Authorizations are in full force and effect and constitute all Company Authorizations required to permit Company to operate or conduct its business substantially as it is currently and has been conducted or hold any interest in its properties or assets.

        2.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit, claim or proceeding of any nature pending or, to the knowledge of Company, threatened against Company, its properties or any of its officers or directors in their capacity as such, nor, to the knowledge of Company, is there any basis therefor. Except as set forth in Schedule 2.15, there is no investigation pending or to the knowledge of Company, threatened against Company, its properties or any of its officers or directors (nor, to the knowledge of Company, is there any basis therefor) by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. Except as set forth in Schedule 2.15, no governmental entity has at any time challenged or questioned the legal right of Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16    ACCOUNTS RECEIVABLE.  Company has no accounts receivable.

        2.17 MINUTE BOOKS. The minutes of corporate proceedings and consents of Company made available to counsel for Parent are the only minute books of Company and contain a reasonably accurate summary of the meetings of directors (or committees thereof) referred to therein.

        2.18    ENVIRONMENTAL MATTERS.

                (a) HAZARDOUS MATERIAL. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies or similar items, are present in any material quantities, as a result of the deliberate actions of Company, or, to Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Company has at any time owned, operated, occupied or leased, except for such presence as will not have a Material Adverse Effect.

                (b) HAZARDOUS MATERIALS ACTIVITIES. Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, except for such Hazardous Material Activity as would not have a Material Adverse Effect.

                (c) PERMITS. Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of Company's Hazardous Material Activities and other businesses of Company as such activities and businesses are currently being conducted.

                (d) ENVIRONMENTAL LIABILITIES. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Company. Company is not aware of any fact or circumstance which could involve Company in any material environmental litigation or impose upon Company any material environmental liability.

                (e) CAPITAL EXPENDITURES. Company is not aware of any material capital expenditures which are required in order for it to comply with Environmental Laws.

        2.19 BROKERS' AND FINDERS' FEES. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.20    EMPLOYEE BENEFIT PLANS.

                (a) DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "AFFILIATE" shall mean any other person or entity under common control with Company within the meaning of
                      Section 414(b), (c) or (m) of the Code and the regulations thereunder;

                      (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Company or any Affiliate has or may have any material liability contingent or otherwise;

                      (iv)  "EMPLOYEE"  shall  mean  any  current,   former,  or
                      retired employee, officer, or director of Company or any Affiliate;

                      (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting or similar agreement or contract between Company or any Affiliate and any Employee;

                      (vi)  "IRS" shall mean the Internal Revenue Service;

                      (vii) "MULTIEMPLOYER PLAN" shall mean any "PENSION PLAN" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                       (viii) "PENSION  PLAN"  shall  refer  to  each    Company
                       Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                (c) DOCUMENTS. Company has provided to Parent where available or applicable (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof and (ii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company.

                (d)    EMPLOYEE PLAN COMPLIANCE. (i)  Company  has  performed in
all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) except as described in Schedule 2.20(d), each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Company or any affiliates, threatened by the IRS or the U.S. Department of Labor with respect to any Company Employee Plan; and (vi) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

                (e) PENSION PLANS. Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                (f)     MULTIEMPLOYER   PLANS.   At   no   time    has   Company
contributed to or been requested to contribute to any Multiemployer Plan.

                (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                (h)     EFFECT OF TRANSACTION.

                        (i) Except as provided in Section 1.6 of this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (ii) No payment or benefit which will or may be made by Company or any of its affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                (i) EMPLOYMENT MATTERS. Company (i) is in compliance in all material respects with all applicable federal and Minnesota Laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees (other than amounts which may be required to be withheld as a result of an Employee's receipt of Merger Consideration); (iii) is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

                (j) LABOR. No work stoppage or labor strike against Company is pending or, to the knowledge of Company, threatened. Company is not involved in or, to the knowledge of Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Company. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

                (k) Schedule 2.20(k) sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of Company as a result of or in connection with the Merger.

        2.21 COMPLIANCE WITH LAWS. Company has materially complied with, is not in material violation of, and has not received any notice of violation with respect to, any federal, state or local statute, law or regulation, domestic or foreign.

        2.22 WARRANTIES; INDEMNITIES. Schedule 2.22 indicates all warranty and indemnity claims in excess of $5,000 made against Company since January 1, 1998.

        2.23 SOFTWARE DEVELOPMENT AGREEMENTS. Company has not violated, is not in violation of, nor would the entry into this Agreement or consummation of the Merger cause any violation of, any terms or provisions of any agreement under which Company has or had an obligation to develop, supply or distribute software to or for any third party, excluding end-user licenses for object code executed in the ordinary course of business, nor is Company nor would Company be, under any circumstances, under any obligation to deliver source code to any third party, except delivery of source code to a third party exclusively for the internal use of such third party to support, maintain and develop its software products, which products are (i) used only for programming of such third party's hardware products and (ii) distributed only to such third party's customers only in object code format. In any such case after delivery of such source code Company does not have nor would it have under any circumstances, any other obligation of any nature to any such third party, including without limitation any support or similar obligation.

        2.24 INSURANCE. Schedule 2.24 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                (b)   the policy number and the period of coverage;

                (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                With respect to each insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Company nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Schedule 2.24(e) describes any self-insurance arrangements affecting Company.

        2.25 BANK ACCOUNTS. Schedule 2.25 contains a true, correct and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which Company has an account or safe deposit box and the names of all persons authorized by Company to draw thereon or have access thereto.

        2.26 MATERIALITY. The matters and items excluded from the representations and warranties set forth in this Article by operations of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to have a Material Adverse Effect.

        2.27 DISCLOSURE. None of the representations or warranties of Company contained herein, none of the information contained in the Schedules referred to in this Article II, and none of the other information or documents furnished or to be furnished to Parent by Company pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

        2.28 CONSENTS. Company shall use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents and approvals are set forth in Schedule 2.4) so as to preserve all rights of, and benefits to, Company thereunder.

        2.29 ACKNOWLEDGEMENT. Each of the Company Stockholders has acknowledged to Company that such Company Stockholder and his representatives and advisors has had the opportunity to ask questions of and receive answers from Parent and its representatives to the extent that such Company Stockholder and his representatives and advisors have deemed necessary and appropriate and to review all written documentation and other information requested by them and provided by Parent, for the purpose of evaluating Parent, the merger of Company and Merger Sub and the other transactions contemplated by this Agreement and the agreements contemplated hereby. Each of the Company Stockholders has also acknowledged that in entering into this Agreement and in performing his obligations hereunder, such Company Stockholder has relied solely upon his own due diligence, his knowledge of the industry in which the business of Company and Parent is conducted and the representations and warranties of Parent and Company expressly set forth in this Agreement, and not upon any other representations, warranties or statements of any kind; PROVIDED, HOWEVER, that such diligence and knowledge shall not be deemed a waiver by any such Company Stockholder of any of such Company Stockholder's rights with respect to the representations of Parent and Merger Sub.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to Company as follows:

        3.1 ORGANIZATION; STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

        3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of; or default under (with or without notice or lapse of time, or both), or give rise to a Conflict (as defined in Section 2.4) under (i) any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in Section 2.4) or any third party (so as not to trigger any

Conflict), is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Certificates of Merger with the appropriate Secretaries of State.

        3.3 SEC FILINGS; MATERIAL ADVERSE CHANGE. Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 1999, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Parent SEC Reports filed by Parent and publicly available prior to the date of this Agreement, as of the date hereof, there has not been any material adverse change with respect to Parent that would require disclosure under the Securities Act.

        3.4 PARENT COMMON STOCK. The shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other statutory right of stockholders.

        3.5 BROKERS' AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.6 ACKNOWLEDGMENT. Parent and Merger Sub acknowledge that they and their representatives and advisors have had the opportunity to ask questions of and receive answers from Company and its representatives to the extent that Parent, Merger Sub and their representatives and advisors have deemed necessary and appropriate and to review all written documentation and other information requested by them and provided by Company, for the purpose of evaluating Company, the merger of Company and Merger Sub and the other transactions contemplated by this Agreement and the agreements contemplated hereby. In entering into this Agreement and in performing their obligations hereunder, Parent and Merger Sub have relied solely upon their own due diligence, their knowledge of the industry in which the business of Company is conducted and the representations and warranties of Company expressly set forth in this Agreement, and not upon any other representations, warranties or statements of any kind; PROVIDED, HOWEVER, that such diligence and knowledge shall not be deemed a waiver by Parent or Merger Sub of any of their rights with respect to the representations and warranties of Company.

        3.7 DISCLOSURE. None of the representations or warranties of Parent or Merger Sub contained herein, and none of the other information or documents furnished or to be furnished to Company by Parent or Merger Sub pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE IV

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        4.1  SURVIVAL OF REPRESENTATIONS AND  WARRANTIES.   The  representations
and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until June 30, 2001.

        4.2  STOCKHOLDER ESCROW ARRANGEMENTS.

                (a) ESCROW FUNDS. As provided in Section 1.9, at the Effective Time, without any act of any stockholder, the Escrow Amount will be deposited into an escrow account with an escrow agent mutually agreed upon by Parent and Company (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND"). The terms upon which the Escrow Agent will serve in such capacity shall be as provided in an Escrow Agreement to be mutually agreed upon by Parent and Company, and which will be consistent with the provisions of this
Article IV (the "ESCROW AGREEMENT"). The Escrow Fund is to be governed by the terms set forth in the Escrow Agreement and maintained at Parent's sole cost and expense (the "STOCKHOLDER ESCROW"). The portion of the Escrow Amount contributed on behalf of each Company Stockholder shall correspond to such stockholder's Proportionate Escrow Interest.

                (b) PURPOSE. The Escrow Fund shall be available to compensate Parent and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "LOSSES") that Parent or any of its affiliates has incurred or reasonably anticipates incurring (in the case of an extension of the Stockholder Escrow period pursuant to Section 4.2(c)) by reason of the breach by Company of any representation, warranty, covenant or agreement of Company contained herein. Losses shall not include amounts recovered from insurance. Parent and the Surviving Company shall undertake commercially reasonable efforts to claim and collect insurance to which they are entitled with respect to any Losses.

                (c) TERMINATION AND DISTRIBUTION OF ESCROW FUND. On June 30, 2001, the Escrow shall terminate; PROVIDED, HOWEVER, that such portion of the Stockholder Escrow, which, in the reasonable judgment of Parent, subject to the objection of the Company Stockholder Agent and the subsequent arbitration of the matter in the manner provided in Section 4.2(i) hereof, is necessary to satisfy any identified but unsatisfied Losses specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Stockholder Escrow, shall remain in the Stockholder Escrow (and the Stockholder Escrow shall remain in existence) until the earlier of (i) the expiration of the statute of limitations applicable to such claims or (ii) the resolution of such claims. As soon as all such claims have been resolved or the statute of limitations has expired, the Escrow Agent shall deliver to the appropriate security holders of Company the remaining portion of the Stockholder Escrow not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Stockholders pursuant to this Section 4.2(c) shall be made according to each stockholder's Proportionate Escrow Interest as certified to the Escrow Agent by the Company Stockholder Agent.

                (d) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Funds during their existence, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Funds only in accordance with the terms hereof.

                (e) CLAIMS UPON ESCROW FUND. In the event Parent incurs or becomes aware of any Losses or potential Losses for which it is entitled to indemnity under this Article IV, it shall deliver to the Escrow Agent and the Company Stockholder Agent a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has (i) incurred or (ii) for purposes of extending the Escrow pursuant to Section 4.2(c) above, reasonably anticipates that it will have to incur Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly incurred, or the basis for such anticipated liability, and either the nature of the misrepresentation, breach of warranty or claim or the litigation matter to which such item is related. Upon the receipt of a certificate pursuant to clause (A)(i) above and after compliance with the provisions of Sections 4.2(f), (g) and (h) hereof, the Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses incurred. In determining the number of shares of Parent Common Stock to be paid out by the Escrow Agent pursuant to this Article IV, such shares shall be valued by the Escrow Agent at the Merger Consideration value of $22.50 per share.

                (f) Parent shall not be entitled to receive any disbursement or cause any amount to be retained in Escrow with respect to any Losses arising in respect of any individual occurrence or circumstance unless the aggregate amount of all Losses shall exceed $100,000; provided that in the event the aggregate amount of such Losses of Parent shall exceed $100,000, then Parent shall be entitled to recover from the Escrow Fund only Losses in excess of $100,000.

                (g) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Company Stockholder Agent (as defined in Section 4.2(i)). The Escrow Agent shall make no delivery to Parent of any amounts out of the Escrow Fund, pursuant to Section 4.2(e)(A)(i) hereof, unless and until the Escrow Agent shall have received written authorization from the Company Stockholder Agent to make such delivery or unless the claim shall have been resolved pursuant to Section 4.2(h). If the Company Stockholder Agent shall object to the claim made in the Officer's Certificate, the Company Stockholder Agent shall do so in a written statement to such effect delivered to the Escrow Agent. The Company Stockholder Agent shall approve or object to any such claim within a reasonable time after actual receipt of the Officer's Certificate.

                (h)  RESOLUTION OF CONFLICTS; ARBITRATION.

                     (i) In case the Company Stockholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Company Stockholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Company Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Funds in accordance with the terms thereof.

                     (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Company Stockholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be
                     commenced  until  such  amount  is  ascertained   upon  the
                     conclusion of such litigation or both parties agree to arbitration, and in either such event the matter shall be settled by binding arbitration conducted by three arbitrators. Parent and the Company Stockholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 4.2(h); the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                     (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Washington, D.C. under the rules then in effect of the American Arbitration Association. For purposes of this Section 4.2(h), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount; otherwise, the stockholders of Company as represented by the Company Stockholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the out-of-pocket expenses; including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration in connection therewith.

                (i)  AGENT OF COMPANY STOCKHOLDERS; POWER OF ATTORNEY.

                     (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Jonathan A. Sachs shall be appointed as agent and attorney-in-fact (the "COMPANY STOCKHOLDER AGENT") for each stockholder of Company on whose behalf any Parent Common Stock was deposited into the Escrow Fund (except such stockholders, if any, as shall have perfected their Dissenters Rights under Minnesota Law), for and on behalf of stockholders of Company, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Company Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stock-holders of Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Company Stockholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Funds agree to such removal and to the identity of the substituted agent. No bond shall be required of the Company Stockholder Agent, and the Company Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Company Stockholder Agent shall constitute notice to or from each of the stockholders of Company.

                     (ii) The Company Stockholder Agent shall not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of Company on whose behalf the amounts were contributed to the Escrow Funds shall severally indemnify the Company Stockholder Agent and hold the Company Stockholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Company Stockholder Agent and arising out of or in connection with the acceptance or administration of the Company Stockholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Company Stockholder Agent.

                (j) ACTIONS OF THE COMPANY STOCKHOLDER AGENT. A decision, act, consent or instruction of the Company Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the amounts otherwise issuable to them are deposited in the Escrow Funds and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of each and every such stockholder of Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Company Stockholder Agent.

                (k) THIRD-PARTY CLAIMS. Parent shall have the right in its sole discretion to defend and to settle any third-party claim, provided, however, that any counsel retained to defend a third-party claim to be satisfied from the Escrow Fund shall be reasonably acceptable to the Company Stockholder Agent and Parent shall not settle any such third party claim without the prior consent of the Company Stockholder Agent, which consent shall not be unreasonably withheld.

        4.3   ESCROW AGENT'S DUTIES.

                (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Company Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith

                (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (c) The Escrow Agent shall not be liable in any respect on account of the rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (e) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Company Stockholder Agent to this Agreement; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Company Stockholder Agent shall use their best efforts to mutually agree upon a successor agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Parent shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement.

        4.4 LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, absent fraud or bad faith, the liability of Company and the Company Stockholders with respect to any claim for a breach of any representation, warranty, covenant or agreement contained in this Agreement shall be limited to the assets of the Escrow Fund, and no Company Stockholder shall have any liability to Parent or the Surviving Corporation arising from any breach after the termination of the Escrow other than with respect to claims made prior to such termination under Section 4.2(c) (and liability with such claims shall be limited to the amount held in the Escrow as a result thereof).

                                   ARTICLE V

                              PRE-CLOSING COVENANTS

        Each of the Parent, Merger Sub and Company agrees as follows with respect to the period from and after the execution of this Agreement through and including the Effective Time:

        5.1 GENERAL. Each of the Parent, Merger Sub and Company will use all reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below). In addition, as promptly as practicable after signing this Agreement, Parent and Company shall identify and retain an Escrow Agent and negotiate and enter into an Escrow Agreement.

        5.2 OPERATION OF COMPANY'S BUSINESS. Company will not, without the written consent of Parent, take any action or enter into any transaction other than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, without the written consent of Parent, Company will not:

                     (i) authorize or effect any change in its charter or by-laws or comparable organizational document;

                     (ii) except for (A) 30,000 shares of Company Common Stock which were issued on December 31, 1999, (B) the issuance of Company Common Stock upon conversion of the Cabletron Convertible Note dated September 14, 1999 (which conversion will occur before the Effective Time) and (C) that number of options to be authorized in the Company's stock option plan and issued by Parent at the Effective Time at the direction of the Company to accommodate the post merger issuance of options to acquire one million shares of Parent Common Stock at $6.81 per share (which underlying options referred to in this clause (C) shall not count against the 3,490,000 shares of Parent Common Stock otherwise payable by Parent in connection with the Merger), grant any stock rights or issue, sell, authorize or otherwise dispose of any of its capital stock;

                     (iii) sell, lease, encumber or otherwise dispose of, or otherwise agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to Company, other than equipment sales from inventory arising in the ordinary course of business consistent with past practice;

                     (iv)   declare,   set   aside   or   pay  any  dividend  or
                     distribution with respect to its capital stock (whether in cash or in kind);

                     (v) split, combine or reclassify any of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock;

                     (vi) acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any assets (other than assets used in the operation of the business of Company in the ordinary course consistent with past practice);

                     (vii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice;

                     (viii) except for the satisfaction by Company, if any, of the Company's obligation to pay off Digi International, Inc. (the "DIGI OBLIGATION"), make any loans, advances or capital contributions to, or investments in, any other person or entity, (y) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (z) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, security interests, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and incurred in the ordinary course of business consistent with past practice, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to Company than those in existence as of the date of this Agreement;

                     (ix) make any change in employment terms for any of its directors, officers and employees other than (A) customary increases to employees whose total annual cash compensation is less than $100,000 awarded in the ordinary course of business consistent with past practices, and (B) customary employee bonuses (including to employees who are officers) approved by the Board of Directors of Company (the "COMPANY BOARD") and paid in the ordinary course of business consistent with past practices and (C) immaterial changes to Company Employee Plans;

                     (x) change its methods of accounting in a manner materially affecting the consolidated assets, liabilities or results of operations of Company, except as required by changes in generally accepted accounting principles as concurred in by Company's independent auditors, and
                     (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice; and

                     (xi)  resolve or commit to any of the foregoing.

                     In the event Company shall request Parent to consent in writing to an action otherwise prohibited by this Section 5.2, Parent shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

        5.3 ACCESS. Company will permit representatives of Parent to have access at all reasonable times and in a manner so as not to materially interfere with the normal business operations of Company, to all premises, properties, personnel, books, records (including without limitation tax and financial records), contracts and documents of or pertaining Company. Parent and all of its representatives will treat and hold as such any confidential information it receives from Company or any of its representatives.

        5.4 NOTICE OF DEVELOPMENTS. Company will give prompt written notice to Parent of any material adverse development causing a breach of any of its own representations and warranties in Article II above. No disclosure by Company pursuant to this Section 5.4, however, shall be deemed to amend or supplement Company schedules or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

        5.5     COMPANY EXCLUSIVITY.

                (a) Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Company, its officers, directors, employees, financial advisors, agents or representatives (each a "REPRESENTATIVE") with respect to any proposed, potential or contemplated proposal or offer (including, without limitation, any proposal or offer to the Company Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer, or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, Company (an "ACQUISITION PROPOSAL").

                (b) From and after the date hereof, without the prior written consent of Parent, Company shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any third party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal.

                (c) Company shall notify Parent promptly after receipt by Company or Company's knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Company by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Company shall keep Parent informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

                (d) Company  agrees  with Parent that any breach of this Section
5.5 could not be compensated with monetary damages alone and that without in any way limiting Parent's rights, Parent shall be entitled to injunctive or other equitable relief against any breach or threatened breach of this Section 5.5.

        5.6 FINANCIAL STATEMENTS. Company shall make available to Parent the internally generated monthly (if any), quarterly and annual financial statements of Company, consisting of a balance sheet, and statements of income and of cash flows.

        5.7 NASDAQ LISTING. Parent shall use all reasonable efforts to cause the Parent Common Stock to be issued in connection with the Merger and under Company Employee Plans to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

        5.8 SATISFACTION OF DIGI OBLIGATION; REGISTRATION OF PARENT COMMON STOCK. Parent will use commercially reasonable efforts to effect registration statements (i) pursuant to which Parent will sell up to 900,000 shares of Parent Common Stock to satisfy the Digi Obligation on or before June 30, 2000 and (ii) after November 1, 2000 in accordance with the provisions of the Registration Rights Agreement. In the event the sale of such 900,000 shares is not sufficient to satisfy the Digi Obligation, Parent shall pay the balance of such obligation on or before June 30, 2000. After payment of the Digi Obligation by Parent, 2,590,000 shares of Parent Common Stock (less the Escrow Amount) plus any shares in excess of such number of shares necessary to satisfy the Digi Obligation shall be distributed on the Closing Date to the holders of Company Common Stock, Company Options and Company Warrants in the proportions set forth on Schedule
5.8 hereto. Notwithstanding the foregoing, if prior to March 31, 2000 the Company satisfies its Digi Obligation otherwise than by sale of Parent Common Stock, and provided that funding such obligation does not breach this Agreement, Parent shall on the Closing Date distribute 3,490,000 shares of Parent Common Stock (less the Escrow Amount) in the proportions set forth on Schedule 5.8.

        5.9 INTERIM FINANCING. Until the Effective Time, Parent will use commercially reasonable efforts to support the working capital obligations of Company, including payment of Company obligations as they come due, incurred in the ordinary course of the conduct of Company's business consistent with past practices, not to exceed $500,000 in any thirty day period.

                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION TO CLOSE

        6.1 CONDITIONS TO OBLIGATION OF PARENT. The obligation of Parent to consummate the Merger is subject to satisfaction or waiver by Parent of the following conditions at or prior to the Closing Date:

                (a) the Company shall have received the approvalof the Company Stockholders;

                (b) the representations and warranties set forth in Article II above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

                (c) Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (d) neither any statute, rule, regulation, order, stipulation or injunction (each an "ORDER") shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Governmental Entity (1) which prohibits the consummation of the transactions contemplated by the Merger; (2) which prohibits Parent's ownership or operation of all or any material portion of its or Company's business or assets, or which compels Parent to dispose of or hold separate all or any material portion of Parent's or Company's business or assets as a result of the transactions contemplated by the Merger; (3) which makes the Merger illegal; (4) which imposes material limitations on the ability of Parent to consummate the Merger; or (5) which imposes any limitations on the ability of Parent effectively to control in any material respect the business or operations of Company;

                (e) Company shall have delivered to Parent a certificate to the effect that each of the conditions specified above in Section 6.1(a) through
(d) is satisfied in all respects;

                (f)    the Digi Indebtedness shall have been satisfied; and

                (g) holders of not more than $2,500,000 in value of shares of Company Common Stock (calculated based upon the average closing price per share of Parent Common Stock for the five trading day period ending on the last trading day prior to the Closing Date) shall have exercised and not withdrawn dissenters' rights with respect to their shares.

                Subject to the provisions of applicable law, Parent may waive, in whole or in part, any condition specified in this Section 6.1 if Parent executes a writing so stating at or prior to the Closing.

        6.2 CONDITIONS TO OBLIGATION OF COMPANY. The obligation of Company to consummate the Merger is subject to satisfaction or waiver by Company of the following conditions at or prior to the Closing Date:

                (a)    the Company  shall  have   received  the  approval of the
Company Stockholders;

                (b) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

                (c) Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (d) neither any Order shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Government Entity (1) which prohibits the consummation of the transactions contemplated by the Merger; (2) which prohibits Parent's ownership or operation of all or any material portion of their or Company's business or assets, or which compels Parent to dispose of or hold separate all or any material portion of Parent's or Company's business or assets as a result of the transactions contemplated by the Merger; or (3) which makes the Merger illegal; and

                (e) Parent shall have delivered to Company a certificate to the effect that each of the conditions specified above in Sections 6.2(a) through (d) is satisfied in all respects.

                Subject to the provisions of applicable law, Company may waive, in whole or in part, any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

                                  ARTICLE VII

                                   TERMINATION

        7.1     TERMINATION  OF  AGREEMENT.  The  parties  may  terminate   this
Agreement with the prior authorization of their respective board of directors as provided below:

                (a) The parties may terminate this Agreement, and the Merger may be abandoned, by mutual written consent at any time prior to the Effective Time;

                (b) This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or Company (1) if the Effective Time shall not have occurred by November 1, 2000 (the "OUTSIDE DATE") (unless the failure to consummate the Merger by such date is due to the action or failure to act of the Party seeking to terminate) or (2) if any condition to the obligation of the terminating party to consummate the Merger shall have become incapable of being satisfied prior to the Outside Date as of a result of an Order that is final and non-appealable; PROVIDED that Parent shall provide Company with 60 days' written notice of any termination pursuant to this
Section 7.1(b)(2); and PROVIDED, FURTHER, that during such 60 day notice period Company shall not be bound by the provisions of Section 5.5;

                (c) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of Company Board, in the event that Parent shall have breached any of its representations, warranties or covenants under this Agreement which breach (1) would give rise to the failure of a condition set forth in Section 6.2 above, and (2) cannot be or has not been cured within 30 days after the giving of written notice by Company to Parent of such breach (provided that Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); PROVIDED that unless and until such breach is cured by Parent, Company shall not be bound by the provisions of Section 5.5. Notwithstanding the foregoing, upon cure of any breach by Parent within the 30-day cure period, the restrictions in
Section 5.5 shall immediately be reinstated;

                (d) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, in the event that Company shall have breached any of its representations, warranties or covenants under this Agreement which breach (1) would give rise to the failure of a condition set forth in Section 6.1 above, and (2) cannot be or has not been cured within 60 days after the giving of written notice by Parent to Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement); PROVIDED, FURTHER, that during such 60 day cure period Company shall not be bound by the provisions of Section 5.5;

                (e) Parent may terminate this Agreement, and the Merger may be abandoned, by giving written notice to Company at any time within ten days after Company's special meeting of stockholders called to approve the Merger, in the event that dissenters rights are exercised by the holders of shares of Company Common Stock having an aggregate value (based upon the average closing sales price per share of Parent Common Stock on the five trading day period ending on the trading date immediately prior to the scheduled Closing Date) in excess of $2,500,000.

        7.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other party (except for any liability of any party then in breach); PROVIDED, HOWEVER, that the provisions of this Section 7.2 and Section 8.11 shall survive any such termination.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1   INDEMNIFICATION, EXCULPATION AND INSURANCE.

              (a) The Certificate of Incorporation and the By-laws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability of officers and directors to the fullest extent permitted by Delaware Law, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees or agents of Company (the "INDEMNIFIED PARTIES"), unless such modification is required by law.

              (b) To the extent coverage is reasonably available under Company's current directors' and officers' liability insurance policy or otherwise, Parent will extend the discovery or reporting period under such policy for up to three years from the Effective Time to maintain in effect directors' and officers' liability insurance covering pre-acquisition acts for those persons who are currently covered by Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms no less favorable than the terms of such current insurance coverage.

              (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.1.

                (d) This Section 8.1 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

        8.2     BENEFIT PLANS AND EMPLOYEE MATTERS.

                (a) From and after the Effective Time, Parent shall to the extent practicable cause the Surviving Corporation to provide employee benefits and programs to Company's employees that, in the aggregate, are substantially comparable to those made available to Parent's employees generally. To the extent Parent satisfies its obligations under this Section 8.2 by maintaining Company benefit plans, Parent shall not be required to include employees of Company in Parent's benefit plans. From and after the Effective Time, Parent shall honor, in accordance with their terms, all employment and severance agreements identified on Schedule 2.20 and all severance, incentive bonus plans identified on Schedule 2.20 as in effect immediately prior to the Closing Date that are applicable to any current or former employees or directors of Company or any of its subsidiaries.

                (b) To the extent that service is relevant for purposes of eligibility, level of participation, or vesting under any employee benefit plan, program or arrangement established or maintained by Parent, Company or any of Parent's subsidiaries, employees of Company shall be credited for service accrued or deemed accrued prior to the Effective Time with Company.

        8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (postage prepaid and return receipt requested) or sent via facsimile (with a copy of such notice or other communication and a confirmation of complete transmission delivered personally or sent by certified or registered mail, postage prepaid and return receipt requested, no later than the close of business on the third business day following such transmission) to the parties at the following addresses at such other address for a party as shall be specified by like notice):

                (a)     if to Parent or Merger Sub, to:

                                Netrix Corporation
                                13595 Dulles Technology Drive
                                Herndon, Virginia 20171
                                Attention: Chief Financial Officer
                                Facsimile No.: (703) 793-2060

                                with a copy to:

                                Kelley Drye & Warren LLP
                                Two Stamford Plaza
                                281 Tresser Boulevard, 14th Floor
                                Stamford, Connecticut 06901
                                Attention: Jay R. Schifferli
                                Facsimile No.: (203) 327-2669

                (b)     if to Company, to:

                                AetherWorks Corporation
                                445 Minnesota Street, Suite 2400
                                St. Paul, Minnesota 55101-2139
                                Attention: President and Chief Executive Officer Facsimile No.: (888) 552-3301

                                with a copy to:

                                Fredrikson & Byron, P.A.

                                900 Second Avenue South, Suite 1100
                                Minneapolis, Minnesota 55402
                                Attention: John H. Stout
                                Facsimile No.: (612) 347-7077

Each notice transmitted in the manner described in this Section 8.1 shall be deemed to have been given, and become effective for all purposes at the time it shall have been (i) delivered to the addressee by the return receipt (if transmitted by mail or commercial delivery service), or the affidavit of the messenger (if transmitted by personal delivery) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

        8.4 INTERPRETATION. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement.

        8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signature pages received by facsimile shall constitute originals.

        8.6 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (including, without limitation, those persons listed on any exhibits hereto) any rights or remedies hereunder; and (c) without the prior written consent of each party shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and obligations hereunder to an affiliate of Parent provided that Parent shall remain liable for all its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent is required hereby, shall be void.

        8.7 SEVERABILITY. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this
Agreement  and  an  equitable   adjustment  shall  be  made  to  this  Agreement

(including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

        8.8 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Company Stockholders, holders of Company Options and holders of Company Warrants are intended to be third-party beneficiaries of the representations and warranties of Parent and Merger Sub contained herein and it is expressly acknowledged that no provision of this Agreement (other than Article IV) in any way limits or results in a waiver of any right of a Company Stockholder, holder of Company Options or holder of Company Warrants to bring an action against Parent and/or Merger Sub for damages incurred by such Company Stockholder, holder of Company Options or holder of Company Warrants arising from or relating to any such breach.

        8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        8.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.11 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential ("CONFIDENTIAL INFORMATION"); PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law,
(c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall given the other party prior notice of such order and a reasonable opportunity to object or take other available action), (f) is disclosed in the course of any litigation between any of the parties hereto or
(g) is developed independently by either party without reference to, or specific knowledge of the other parties' Confidential Information. Notwithstanding the foregoing, it is acknowledged that Parent may publicly disclose the material terms of this Agreement following the date hereof pursuant to the federal securities laws and otherwise in a manner reasonably satisfactory to Company.

                                    * * * *

      IN WITNESS WHEREOF, Parent, Merger Sub, Escrow Agent and Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

COMPANY                                  PARENT
AETHERWORKS CORPORATION                  NETRIX CORPORATION

By:/s/ Jonathan A. Sachs                 By:/s/ Steven T. Francesco

Name: Jonathan A. Sachs                  Name:  Steven T. Francesco

Title: President & CEO                   Title: Chairman & CEO



MERGER SUB

NX1 ACQUISITION CORP.


By: /s/ Steven T. Francesco

Name:   Steven T. Francesco

Title:  Chairman & CEO

                               TABLE OF CONTENTS


ARTICLE I   THE MERGER.......................................................2

      1.1   The Merger.......................................................2

      1.2   The Closing......................................................2

      1.3   Actions at the Closing...........................................2

      1.4   Effect of the Merger.............................................2

      1.5   Certificate of Incorporation; By-laws............................3

      1.6   Directors and Officers...........................................3

      1.7   Effect on Capital Stock..........................................3

      1.8   Dissenting Shares................................................5

      1.9   Surrender of Certificates; Payment of Merger Consideration.......5

      1.10  No Further Ownership Rights in Company Common Stock..............6

      1.11  Lost, Stolen or Destroyed Certificates...........................6

      1.12  Tax and Accounting Treatment.....................................7

      1.13  Taking of Necessary Action; Further Action.......................7

      1.14  Purchase Price Adjustment........................................7

      1.15  Expenses.........................................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................8

      2.1   Organization of Company..........................................8

      2.2   Company Capital Structure........................................8

      2.3   Subsidiaries.....................................................9

      2.4   Authority........................................................9

      2.5   Company Financial Statements....................................10

      2.6   No Undisclosed Liabilities......................................10

      2.7   No Changes......................................................10

      2.8   Tax and Other Returns and Reports...............................11

      2.9   Restrictions on Business Activities.............................13

      2.10  Title of Properties; Absence of Liens and Encumbrances;
            Condition of Equipment..........................................13

      2.11  Intellectual Property...........................................14

      2.12  Agreements, Contracts and Commitments...........................17

      2.13  Interested Party Transactions...................................18

      2.14  Governmental Authorization......................................18

      2.15  Litigation......................................................18

      2.16  Accounts Receivable.............................................19

      2.17  Minute Books....................................................19

      2.18  Environmental Matters...........................................19

      2.19  Brokers' and Finders' Fees......................................20

      2.20  Employee Benefit Plans..........................................20

      2.21  Compliance with Laws............................................23

      2.22  Warranties; Indemnities.........................................23

      2.23  Software Development Agreements.................................23

      2.24  Insurance.......................................................23

      2.25  Bank Accounts...................................................24

      2.26  Materiality.....................................................24

      2.27  Disclosure......................................................24

      2.28  Consents........................................................24

      2.29  Acknowledgement.................................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT
      AND MERGER SUB........................................................25

      3.1   Organization; Standing and Power................................25

      3.2   Authority.......................................................25

      3.3   SEC Filings; Material Adverse Change............................25

      3.4   Parent Common Stock.............................................26

      3.5   Brokers' and Finders' Fees......................................26

      3.6   Acknowledgment..................................................26

      3.7   Disclosure......................................................26

ARTICLE IV  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..............27

      4.1   Survival of Representations and Warranties......................27

      4.2   Stockholder Escrow Arrangements.................................27

      4.3   Escrow Agent's Duties...........................................31

      4.4   Limitation on Liability.........................................32

ARTICLE V   PRE-CLOSING COVENANTS...........................................32

      5.1   General.........................................................32

      5.2   Operation of Company's Business.................................32

      5.3   Access..........................................................34

      5.4   Notice of Developments..........................................34

      5.5   Company Exclusivity.............................................34

      5.6   Financial Statements............................................35

      5.7   Nasdaq Listing..................................................35

      5.8   Satisfaction of  Digi Obligation; Registration of Parent
            Common Stock....................................................35

      5.9   INTERIM FINANCING...............................................36

ARTICLE VI  CONDITIONS TO OBLIGATION TO CLOSE...............................36

      6.1   Conditions to Obligation of Parent..............................36

      6.2   Conditions to Obligation of Company.............................37

ARTICLE VII TERMINATION.....................................................37

      7.1   Termination of Agreement........................................37

      7.2   Effect of Termination...........................................38

ARTICLE VIII GENERAL PROVISIONS.............................................39

      8.1   Indemnification, Exculpation and Insurance......................39

      8.2   Benefit Plans and Employee Matters..............................39

      8.3   Notices.........................................................40

      8.4   Interpretation..................................................41

      8.5   Counterparts....................................................41

      8.6   Entire Agreement; Assignment....................................41

      8.7   Severability....................................................41

      8.8   Other Remedies..................................................42

      8.9   Governing Law...................................................42

      8.10  Rules of Construction...........................................42

      8.11  Confidentiality.................................................42








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